Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS FIRST QUARTER 2006 EARNINGS
     Rockland, Massachusetts (April 11, 2006). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended March 31, 2006 was $7.9 million, the same as for the quarter ended March 31, 2005. On a per diluted share basis, net income for the quarter was $0.51, also the same as the quarter ended March 31, 2005.
     GAAP earnings were impacted by certain non-core items in the first quarters of 2006 and 2005. First, the after-tax impact of losses on the sale of securities, which amounted to $1.2 million, or $0.07 per diluted share, for the current period and the after-tax impact of gains on the sale on securities which amounted to $223,000, or $0.01 per diluted share, for the first quarter of 2005. Second, the after-tax impact of Bank Owned Life Insurance (“BOLI”) benefit proceeds amounted to $1.3 million, or $0.08 per diluted share, for the current period. Excluding the above items, net operating earnings for the quarter ended March 31, 2006 was $7.7 million, an increase of 0.6% from the first quarter of 2005. On a per diluted share basis, excluding the above items, operating earnings for the first quarter of 2006 was $0.50, unchanged from the comparable quarter last year.
     Net interest income increased $438,000, or 1.7%. The net interest margin for the three months ended March 31, 2006 was 3.88%, as compared to 3.84% for the comparable period last year.

     Non-interest income decreased by $253,000, or (3.8%), during the three months ended March 31, 2006, as compared to the same period in 2005. Excluding losses and gains on the sale of securities and BOLI benefit proceeds, non-interest income grew by $543,000, or 8.7%, for the quarter ended March 31, 2006 when compared to the prior year.
➢	Service charges on deposit accounts increased by $446,000, or 15.0%, for the three months ended March 31, 2006, as compared to the same period in 2005, reflecting increased revenue on overdrafts and debit card service charges.

➢	Investment management income increased by $117,000, or 9.5%, for the three months ended March 31, 2006, compared to the same period in 2005 due to growth in managed assets. Assets under administration at March 31, 2006 were $699.4 million, an increase of $136.8 million, or 24.3%, as compared to March 31, 2005.

➢	Mortgage banking income decreased by $110,000, or (11.9%), for the three months ended March 31, 2006, as compared to the same period in 2005 as a result of a decline in mortgage sales. The balance of the mortgage servicing asset is $2.8 million and loans serviced amounted to $327.1 million as of March 31, 2006.

➢	Net gains and losses on the sale of securities totaled a loss of $1.8 million in the first quarter of 2006, a decrease of $2.1 million, when compared to the $343,000 gain recorded in the first quarter of 2005.

➢	Other non-interest income increased by $87,000, or 12.8%, for the three months ended March 31, 2006, as compared to the same period in 2005. The increase is primarily due to changes in the fair value of trading assets.
     Non-interest expense increased by $594,000, or 3.0%, for the three months ended March 31, 2006, as compared to the same period in 2005.
➢	Salaries and employee benefits increased by $72,000, or 0.6%, for the three months ended March 31, 2006, as compared to the same period in 2005. The increase from the comparative quarter is largely the result of increases in pension expense partially offset by reductions in staffing levels.

➢	Occupancy and equipment related expense increased by $118,000, or 4.6%, for the three months ended March 31, 2006, as compared to the same period in 2005. The increase in this expense is driven by the timing of equipment maintenance and repairs.

➢	Data processing and facilities management expense has increased $98,000, or 10.2%, for the three months ended March 31, 2006, compared to the same period in 2005, largely as a result of contractual increases.

➢	Other non-interest expenses increased by $306,000, or 6.9%, for the three months ended March 31, 2006, as compared to the same period in the prior year. The increase is primarily attributable to increases in debit card and ATM processing of $140,000, partially attributable to increased transaction volume and new fraud detection services, recruitment expense of $89,000 associated with the hiring of three new experienced commercial lenders, and education and training expense of $83,000.
     Total assets decreased by $117.7 million, or (3.9%), from December 31, 2005 to $2.9 billion at March 31, 2006. This decrease is due, in part, to short-term fluctuation in cash levels as well as the impact of a flat treasury yield curve environment. As a result of this environment, management continues to decrease the Company’s securities portfolio while focusing on the commercial and home equity lending categories.
➢	Fed funds sold and short term investments decreased by $51.7 million, or (81.2%), during the first quarter of 2006.

➢	Securities decreased by $58.6 million, or (8.2%), during the three months ending March 31, 2006. This resulted mainly from the sale of $31.4 million in lower coupon securities and the decision not to reinvest pay-downs on the securities portfolio in the current rate environment. The ratio of securities to total assets as of March 31, 2006 was 22.5%, as compared to 23.6% at December 31, 2005 and 27.5% at March 31, 2005.

➢	Total loans decreased by $216,000, or (0.01%), during the three months ended March 31, 2006. Total commercial loans increased by $4.6 million, or 0.5%, as a result of a $7.9 million, or 5.1%, increase in commercial and industrial loans. Consumer loans decreased $2.0 million, or (0.4%), with a decrease in the auto loan portfolio of $12.2 million, offsetting $11.1 million, or 4.4%, increase in home equity lending. Business banking loans totaled $54.2 million, representing growth of 5.5%, and residential loans decreased $5.7 million, or (1.3%), during the first three months of 2006.
     Total deposits of $2.1 billion at March 31, 2006 decreased $85.8 million, or (3.9%), compared to December 31, 2005, due to seasonality and the competitive pricing environment. Borrowings decreased by $31.1 million, or (5.3%), during the three months ended March 31, 2006.
     Stockholders’ equity at March 31, 2006 totaled $227.0 million, as compared to $228.2 million at December 31, 2005. The Tier 1 leverage capital ratio at March 31, 2006 was 7.86%, maintaining the Company’s well-capitalized position.
     As previously announced on January 19, 2006 the Company’s Board of Directors approved a common stock repurchase program. Under the program, the Company is authorized to repurchase up to 800,000 shares, or approximately 5% of the Company’s outstanding common stock. The stock repurchase program has begun and is ongoing.
     Nonperforming assets totaled $4.6 million at March 31, 2006 (0.16% of total assets), as compared to $3.3 million (0.11% of total assets) reported at December 31, 2005. The allowance for loan losses increased to $26.7 million at March 31, 2006 compared to $26.6 million at December 31, 2005. The provision for loan losses decreased by $180,000, or (19.4%), for quarter ended March 31, 2006 as compared to the same period in 2005. Provision expense for the quarter ending March 31, 2006 was $750,000, which covered net charge-offs by 1.2 times. The Company’s allowance for loan losses as a percentage of loans was 1.31% at March 31, 2006.

     Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated that, “We view the actions to reduce the size of the balance sheet as prudent in the current rate environment, and I am pleased with the first quarter 2006 results. Management continues to focus on creating long-term shareholder value through a disciplined approach to asset generation and deposit pricing, a commitment to superior customer service, and through targeted expansion, such as the opening of our new commercial lending office in New Bedford, MA on March 20, 2006.”
     Christopher Oddleifson, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp., will host a conference call to discuss first quarter earnings at 10:00 a.m. Eastern Time on Wednesday, April 12, 2006. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available by calling 1-877-660-6853, Account Number: 286, Conference ID: 197435. The webcast replay will be available until July 12, 2006 and the telephone replay will be available until April 17, 2006.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com .
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities gains. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

						March 31,
	March 31,	December 31,	$	%	March 31,	2006 v 2005%
CONSOLIDATED BALANCE SHEETS	2006	2005	Variance	Change	2005	Variance	Change

Assets
Cash and Due From Banks	$59,011	$66,289	(7,278)	-10.98%	$67,474	(8,463)	-12.54%
Fed Funds Sold and Short Term Investments	12,000	63,662	(51,662)	-81.15%	1,891	10,109	534.58%
Securities
Trading Assets	1,598	1,557	41	2.63%	1,527	71	4.65%
Securities Available for Sale	523,315	581,516	(58,201)	-10.01%	686,969	(163,654)	-23.82%
Securities Held to Maturity	103,818	104,268	(450)	-0.43%	107,297	(3,479)	-3.24%
Federal Home Loan Bank Stock	29,287	29,287	—	0.00%	28,413	874	3.08%

Total Securities	658,018	716,628	(58,610)	-8.18%	824,206	(166,188)	-20.16%

Loans
Commercial and Industrial	163,024	155,081	7,943	5.12%	159,476	3,548	2.22%
Commercial Real Estate	681,025	683,240	(2,215)	-0.32%	629,086	51,939	8.26%
Commercial Construction	139,557	140,643	(1,086)	-0.77%	133,626	5,931	4.44%
Business Banking	54,188	51,373	2,815	5.48%	46,211	7,977	17.26%
Residential Real Estate	419,732	428,343	(8,611)	-2.01%	426,834	(7,102)	-1.66%
Residential Construction	7,460	8,316	(856)	-10.29%	7,404	56	0.76%
Residential Loans Held for Sale	8,831	5,021	3,810	75.88%	6,475	2,356	36.39%
Consumer — Home Equity	262,931	251,852	11,079	4.40%	206,770	56,161	27.16%
Consumer — Auto	251,025	263,179	(12,154)	-4.62%	287,053	(36,028)	-12.55%
Consumer — Other	52,819	53,760	(941)	-1.75%	51,422	1,397	2.72%

Total Loans	2,040,592	2,040,808	(216)	-0.01%	1,954,357	86,235	4.41%
Less — Allowance for Loan Losses	(26,746)	(26,639)	(107)	0.40%	(25,505)	(1,241)	4.87%

Net Loans	2,013,846	2,014,169	(323)	-0.02%	1,928,852	84,994	4.41%

Bank Premises and Equipment	36,955	37,431	(476)	-1.27%	36,575	380	1.04%
Goodwill and Core Deposit Intangible	56,778	56,858	(80)	-0.14%	57,207	(429)	-0.75%
Other Assets	87,375	86,648	727	0.84%	82,308	5,067	6.16%

Total Assets	$2,923,983	$3,041,685	(117,702)	-3.87%	$2,998,513	(74,530)	-2.49%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$485,283	$511,920	(26,637)	-5.20%	$496,436	(11,153)	-2.25%
Savings and Interest Checking Accounts	576,126	613,840	(37,714)	-6.14%	619,293	(43,167)	-6.97%
Money Market	532,007	550,677	(18,670)	-3.39%	511,440	20,567	4.02%
Time Certificates of Deposit	526,247	529,057	(2,810)	-0.53%	511,745	14,502	2.83%

Total Deposits	2,119,663	2,205,494	(85,831)	-3.89%	2,138,914	(19,251)	-0.90%

Borrowings
Federal Home Loan Bank Borrowings	392,448	417,477	(25,029)	-6.00%	516,561	(124,113)	-24.03%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	112,484	113,335	(851)	-0.75%	59,848	52,636	87.95%
Junior Subordinated Debentures	51,546	51,546	—	0.00%	51,546	—	0.00%
Treasury Tax and Loan Notes	225	5,452	(5,227)	-95.87%	1,366	(1,141)	-83.53%

Total Borrowings	556,703	587,810	(31,107)	-5.29%	629,321	(72,618)	-11.54%

Total Deposits and Borrowings	2,676,366	2,793,304	(116,938)	-4.19%	2,768,235	(91,869)	-3.32%
Other Liabilities	20,610	20,229	381	1.88%	19,689	921	4.68%
Stockholders’ Equity	227,007	228,152	(1,145)	-0.50%	210,589	16,418	7.80%

Total Liabilities and Stockholders’ Equity	$2,923,983	$3,041,685	(117,702)	-3.87%	$2,998,513	(74,530)	-2.49%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)

	Quarter Ended
	March 31,		$	%
CONSOLIDATED STATEMENTS OF INCOME	2006	2005	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$100	$30	70	233.33%
Interest and Dividends on Securities	7,898	8,818	(920)	-10.43%
Interest on Loans	32,703	28,128	4,575	16.26%

Total Interest Income	40,701	36,976	3,725	10.07%

INTEREST EXPENSE
Interest on Deposits	8,460	5,254	3,206	61.02%
Interest on Borrowed Funds	5,935	5,854	81	1.38%

Total Interest Expense	14,395	11,108	3,287	29.59%

Net Interest Income	26,306	25,868	438	1.69%
Less — Provision for Loan Losses	750	930	(180)	-19.35%

Net Interest Income after Provision for Loan Losses	25,556	24,938	618	2.48%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,418	2,972	446	15.01%
Investment Management Services Income	1,355	1,238	117	9.45%
Mortgage Banking Income	818	928	(110)	-11.85%
BOLI Income	1,743	424	1,319	311.08%
Net Loss/Gain on Sale of Securities	(1,769)	343	(2,112)	-615.74%
Other Non-Interest Income	769	682	87	12.76%

Total Non-Interest Income	6,334	6,587	(253)	-3.84%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	11,864	11,792	72	0.61%
Occupancy and Equipment Expenses	2,713	2,595	118	4.55%
Data Processing and Facilities Management	1,060	962	98	10.19%
Other Non-Interest Expense	4,747	4,441	306	6.89%

Total Non-Interest Expense	20,384	19,790	594	3.00%

INCOME BEFORE INCOME TAXES	11,506	11,735	(229)	-1.95%

PROVISION FOR INCOME TAXES	3,602	3,821	(219)	-5.73%

NET INCOME	$7,904	$7,914	(10)	-0.13%

BASIC EARNINGS PER SHARE	$0.52	$0.52		0.00%
DILUTED EARNINGS PER SHARE	$0.51	$0.51		0.00%
BASIC AVERAGE SHARES	15,343,807	15,347,540		-0.02%
DILUTED AVERAGE SHARES	15,497,431	15,512,220		-0.10%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.88%	3.84%		1.04%
Return on Average Assets	1.07%	1.08%		-0.93%
Return on Average Equity	13.74%	14.87%		-7.60%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$7,904	$7,914	(10)	-0.13%
Add — Net Loss on Sale of Securities, net of tax	1,150	—	1,150	100.00%
Less — Net Gain on Sale of Securities, net of tax	—	(223)	223	100.00%
Less — BOLI Benefit Proceeds	(1,316)	—	(1,316)	-100.00%

NET OPERATING EARNINGS	$7,738	$7,691	47	0.61%

Diluted Earnings Per Share (GAAP)	$0.51	$0.51		0.00%
Add — Effects of Net Loss on Sale of Securities, net of tax	0.07	—
Less — Effects of Net Gain on Sale of Securities, net of tax	—	(0.01)
Less — Effects of BOLI Benefit Proceeds	(0.08)	—

Diluted Earnings Per Share, on an Operating Basis	$0.50	$0.50		0.00%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Quarter Ended March 31,
		2006			2005
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Federal Funds Sold and Short Term Investments	$12,000	$9,856	$100	4.06%	$4,885	$30	2.46%
Securities:
Trading Assets	1,598	1,555	12	3.09%	1,571	12	3.06%
Taxable Investment Securities	595,936	640,048	7,216	4.51%	739,914	8,142	4.40%
Non-taxable Investment Securities (1)	60,484	61,538	1,031	6.70%	62,656	1,022	6.52%

Total Securities:	658,018	703,141	8,259	4.70%	804,141	9,176	4.56%
Loans (1)	2,040,592	2,042,984	32,797	6.42%	1,932,768	28,214	5.84%

Total Interest-Earning Assets	$2,710,610	$2,755,981	$41,156	5.97%	$2,741,794	$37,420	5.46%

Cash and Due from Banks	59,011	61,022			61,613
Other Assets	154,362	150,329			140,558

Total Assets	$2,923,983	$2,967,332			$2,943,965

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$576,126	$573,944	$933	0.65%	$598,734	$658	0.44%
Money Market	532,007	545,491	3,322	2.44%	499,468	1,830	1.47%
Time Deposits	526,247	537,454	4,205	3.13%	497,328	2,766	2.22%

Total interest-bearing deposits:	1,634,380	1,656,889	8,460	2.04%	1,595,530	5,254	1.32%
Borrowings:
Federal Home Loan Bank Borrowings	$392,448	$416,084	$4,165	4.00%	$508,971	$4,538	3.57%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	112,484	107,249	636	2.37%	64,729	194	1.20%
Junior Subordinated Debentures	51,546	51,546	1,118	8.68%	51,546	1,117	8.67%
Treasury Tax and Loan Notes	225	1,442	16	4.44%	2,016	5	0.99%

Total Borrowings:	556,703	576,321	5,935	4.12%	627,262	5,854	3.73%

Total Interest-Bearing Liabilities	$2,191,083	$2,233,210	$14,395	2.58%	$2,222,792	$11,108	2.00%

Demand Deposits	485,283	485,997			491,093

Other Liabilities	20,610	17,948			17,203

Total Liabilities	$2,696,976	$2,737,155			$2,731,088
Stockholders’ Equity	227,007	230,177			212,877

Total Liabilities and Stockholders’ Equity	$2,923,983	$2,967,332			$2,943,965

Net Interest Income			$26,761			$26,312

Interest Rate Spread (2)				3.39%			3.46%

Net Interest Margin (2)				3.88%			3.84%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,119,663	$2,142,886	$8,460		$2,086,623	$5,254
Cost of Total Deposits				1.58%			1.01%
Total Funding Liabilities, including Demand Deposits	$2,676,366	$2,719,207	$14,395		$2,713,885	$11,108
Cost of Total Funding Liabilities				2.12%			1.64%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $455 for the three months ended March 31, 2006 and $444 for the three months ended March 31, 2005.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	March 31,	December 31,
	2006	2005
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans	$4,627	$3,339
Nonperforming Assets	$4,627	$3,339
Net charge-offs (year to date)	$643	$2,733
Net charge-offs to average loans (annualized)	0.13%	0.14%
Loans 90 days past due & still accruing	$267	$227
Nonperforming Loans/Gross Loans	0.23%	0.16%
Allowance for Loan Losses/Nonperforming Loans	578.04%	797.81%
Loans/Total Deposits	96.27%	92.53%
Allowance for Loan Losses/Total Loans	1.31%	1.31%

Financial Ratios
Book Value per Share	$14.88	$14.81
Tangible Capital/Tangible Asset	5.94%	5.74%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.44%	6.23%
Tangible Book Value per Share	$11.16	$11.12
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.11	$12.06

Capital Adequacy
Tier one leverage capital ratio (1)	7.86%	7.71%

(1) Estimated number for March 31, 2006